Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2006, with respect to the consolidated financial statements of Oxford Media, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ MCKENNON WILSON & MORGAN LLP

Irvine, California
May 23, 2006